EXHIBIT 10.1

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

      This Escrow Agreement is dated and effective as of the __ day of ___________, 2003 and is made among ICON Securities Corp. (the "Dealer-Manager"), ICON Income Fund Ten, LLC, a Delaware limited liability company (the "Company"), and The Chase Manhattan Bank, [a _____________ state chartered bank] (the "Escrow Agent").

                                    RECITALS

      A. The Company proposes to offer and sell up to 150,000 shares (the "Shares") of limited liability company interests in the Company to investors at $1,000 per Share pursuant to a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC").

      B. The Company has agreed that the subscription price paid in cash by investors will be refunded to them if less than 5,000 Shares (the "Minimum Offering") have been sold and payment therefore received by the earlier to occur of the date (the "Escrow Termination Date") which is (1) the anniversary of the date on which the Offering Period (as defined in the Company's prospectus (the "Prospectus") constituting part of the Registration Statement) commenced or (2) any earlier date on which ICON Capital Corp., the manager of the Company (the "Manager"), may elect to terminate the Offering Period.

      C. The Company desires to establish an escrow with Escrow Agent for subscription payments pending receipt of aggregate subscriptions for not less than Five Thousand (5,000) Shares ($5,000,000 of Shares) have been received (the time at which the escrow established by this Agreement as to subscriptions from residents of all states other than Pennsylvania may be released) or Seven Thousand Five Hundred (7,500) Shares ($7,500,000 of Shares) have been received (the time at which the escrow established by this Agreement as to subscriptions from residents of Pennsylvania may be released).

      D. The Escrow Agent is willing to serve as escrow agent upon the terms and conditions hereinbelow set forth.

      NOW, THEREFORE, in consideration of the premises and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties covenant and agree as follows:

      1. Deposit with Escrow Agent: The Escrow Agent agrees that it will, from time to time, accept subscription payments for Shares (the "Escrow Deposit") received by it from investors or broker-dealers authorized to sell Shares (the "Selling Dealers"). Until such time at least 5,000 Shares have been sold and the related Escrow Deposits in an aggregate amount not less than $5,000,000 have been duly distributed in accordance with Section 3.1 hereof, all subscription checks shall be made payable to the Escrow Agent. Subscription Agreements for the Shares received by the Company shall be reviewed for accuracy by the Company and, immediately thereafter, the Company shall deliver to Escrow Agent information describing (1) the name, address and Federal Tax Identification Number of the investor, (2) that number of Shares subscribed for by investor, and (3) the subscription price.


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      2. Investment of Escrow Deposit.  The Escrow Agent shall,  upon receipt of the checks remitted to it, deposit all Escrow Deposits in federally insured interest-bearing savings or money market accounts.

      3. Distribution of Escrow Deposit. The Escrow Agent shall distribute the Escrow Deposits as set forth in this Section 3, and the Escrow Agent's obligations (other than those of Sections 3.3 and 5 hereof which by their nature must survive this Agreement) shall terminate upon such distributions, and the Escrow Agent shall be irrevocably released and discharged from any and all further responsibility or liability with respect to this Agreement.

            3.1 At any time following sale of at least 5,000 Shares (exclusive of subscriptions from residents of the Commonwealth of Pennsylvania), the Dealer-Manager or the Manager may (a) certify that the sale of such Shares has satisfied the Minimum Offering required for the Company to break escrow as to the subscription payments of residents of states other than the Commonwealth of Pennsylvania and (b) stipulate the date on which the first closing date and subsequent closing dates of the Company and the release of the Escrow Deposits with respect to such investors to the Company and all related earnings thereon to such investors shall occur. At any time following sale of at least 7,500 Shares (inclusive of subscriptions by residents of all States inclusive of subscriptions from residents of the Commonwealth of Pennsylvania), the Dealer-Manager or Manager may (a) certify that the sale of such Shares has satisfied the Minimum Offering required for the Company to break escrow as to all subscription payments (including those from residents of the Commonwealth of Pennsylvania) and (b) stipulate the date on which the next closing date of the Company and the release of the Escrow Deposits then being held on behalf of all investors (including, without limitation, residents of the Commonwealth of Pennsylvania) to the Company and all related earnings thereon to such investors shall occur. Upon collection by the Escrow Agent of good funds for such subscription payments, the Escrow Agent shall make such distributions on the applicable closing date. Certification by an officer of the Manager that at least 5,000 Shares or 7,500 Shares (as the case may be) have been timely sold as described in the first two sentences of this Section 3.1 and the receipt by Escrow Agent of $5,000,000 or $7,500,000 (as the case may be) in cash from investors for Shares, shall constitute sufficient evidence for the purposes of this Section 3.1 that such events have occurred.

            3.2 After satisfaction of the conditions of Section 3.1 above, all checks, payable to the Escrow Agent, shall, upon receipt by Escrow Agent, be endorsed (without recourse to Escrow Agent) for deposit into such accounts as directed by the Company.

            3.3 If any Escrow Deposits do not become deliverable to the Company pursuant to Section 3.1 above on or prior to the Escrow Termination Date, the Escrow Agent shall return such Escrow Deposits to the applicable investors in an amount equal to the subscription amount theretofore paid by each of them together with interest earned thereon. In the event that (a) rescission of an individual subscription is required to be offered to an individual investor under provisions of applicable state law or (b) a subscription for a resident of a state may only be held in escrow for a shorter period of time than provided in the preceding sentence under provisions of applicable state law, then the Escrow Agent shall promptly, following receipt of such investor's duly executed request for rescission (in the case of rescission) or the Manager's direction to release such subscription (in the case of expiration of an applicable state statutory maximum escrow period), return such investor's Escrow Deposit to


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him in an  amount  equal  to the  subscription  amount  theretofore  paid by him together with interest earned thereon. For purposes of the preceding sentence, rescission must be offered to each Pennsylvania investor for whom an Escrow Deposit is held by the Escrow Agent at the end of the 120 day period which began with the Escrow Agent's receipt of his subscription payment. If such rescission offer is not accepted, such Escrow Deposit may continue to be held for one or more successive 120-day escrow periods at the end of each of which rescission must again be offered to each such investor.

            In no event shall any Escrow Deposit be held in escrow for more than one year before either being (a) released to the Company (upon a closing pursuant to Section 3.1 and 3.2) or (b) returned to the applicable investor (in the event such Escrow Deposit is returned the applicable investor for whom it is being held pursuant to Section 3.3). The Escrow Agent will not be required to communicate with any investor(s). All inquiries on behalf of the investor(s) will be coordinated through the Company.

      4. Distribution of Interest. If the Escrow Deposits become deliverable to the Company pursuant to Section 3.1 or to the investors pursuant to Section 3.3 above, the Escrow Agent shall compute for the distribution by the Manager in accordance with such computations the pro rata share of the investment earnings of each Escrow Deposit. Each investor's pro rata share of investment earnings shall be computed as follows:

                           (Individual Subscription Amount times Days Held)
Investment Earnings times  ------------------------------------------------
                             (Total Subscription Amounts times Days Held)

      Such pro rata share of investment earnings shall be distributed to each investor upon admission of the investor as a member of the Company or upon return of his subscription amounts.

      5. Duties and Liability of Escrow Agent.

            5.1 Any interest or other income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

            5.2 The Escrow Agent shall have the right to liquidate any investments held, in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest [or reinvest the Escrow Deposit] or any earnings thereon.

            5.3 Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.


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            5.4 Anything in this Agreement to the contrary  notwithstanding,  in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            5.5 The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and shall be limited to the performance of such duties and obligations as are specifically set forth herein.

            5.6 In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by proper person or persons and to conform with the provision of this Agreement.

            5.7 Each of the Company and Dealer-Manager hereby respectively agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursement which may be incurred by it resulting from any act or omission of the Company or the Escrow Agent; except, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Agreement by any court of competent jurisdiction, then, in that event, Escrow Agent shall bear all such losses, claims, damages and expenses. The indemnity provided by this Section 5.7 shall survive the termination of this Agreement.

            5.8 If a dispute ensues between the parties hereto as to the proper investment or distribution of Escrow Deposits and earnings thereon sufficient, in the discretion of Escrow Agent, to require it doing so, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction within the State of New York, including the Supreme Court of Westchester County, New York, all money or property in its hands under the terms of this Agreement and to file an appropriate proceeding to obtain a court order or declaratory judgment interpreting this Agreement, resolving such dispute in accordance herewith and determining the proper disposition of all escrow funds subject to this Agreement. Upon Escrow Agent's completion of all acts called for in any such order or declaratory judgment including distribution in full of all Escrow Deposits and earnings thereon, Escrow Agent shall thereupon to be discharged from all further duties under this Agreement. Any such legal action may be brought in any court as Escrow Agent shall determine to have jurisdiction thereof. The Company and Dealer-Manager shall indemnify Escrow Agent against its court costs and attorneys' fees incurred in filing such legal proceedings.


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            5.9 In the event funds transfer  instructions  are given (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call-back to the person or persons designated in
Schedule 2 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

            5.10 It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the parties hereto to identify (1) the beneficiary, (2) the beneficiary's bank, or (3) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

      6. Uncollectable Deposits. If any checks or other instruments deposited in the escrow account established hereunder prove uncollectable, the Company shall promptly reimburse the Escrow Agent therefor upon request and the Escrow Agent shall deliver the returned checks or other instruments to the Company.

      7. Notices. All notices, requests, demands and other communication or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or deposited for mailing, first class, postage prepaid, registered or certified mail, as follows:

If to the investors for Shares:  To their respective addresses as specified in their Subscription Agreements.

If to the Company:               ICON Income Fund Ten, LLC, a Delaware limited
                                 liability company
                                 c/o ICON Capital Corp.
                                 100 Fifth Avenue, Tenth Floor
                                 New York, NY 10010
                                 Attention: Thomas W. Martin,
                                            Executive Vice President

If to the Escrow Agent:          The Chase Manhattan Bank
                                 ______________________________
                                 ______________________________
                                 Attention: ___________________

      8. Resignation or Removal of Escrow Agent. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign and be discharged from the duties and obligations created by this Agreement by giving at least thirty (30) days prior written notice to the Company and the Dealer-Manager and accounting in full for all sums delivered to, and held, by it and all earnings thereon while Escrow Agent hereunder to the Company, Dealer-Manager and successor escrow agent. The Escrow Agent may be removed at any time upon sixty
(60) days  prior  written


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notice by any instrument  purportedly signed by an authorized  representative of the Company and the Dealer-Manager. Any successor escrow agent shall deliver to the Escrow Agent, Company and Dealer-Manager a written instrument accepting such appointment hereunder and shall accept delivery of the Escrow Deposits to hold and distribute same in accordance with the terms of this Agreement. If no successor escrow agent shall have been appointed within thirty (30) days after the Company and Dealer-Manager receive notice of the Escrow Agent's intention to resign or within sixty (60) days of the Escrow Agent's receipt of notice of its removal, the Escrow Agent shall deliver all Escrow Deposits and all earnings thereon to a national bank with a net worth of not less than $100,000.00 designated by the Escrow Agent which has agreed in writing to accept such monies and to act as substitute escrow agent in compliance with the terms of this Agreement. Upon such delivery and acceptance, the Escrow Agent shall be discharged from any future obligations under this Agreement.

      9. General.

            9.1 This Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of New York, exclusive of conflicts of laws provisions thereunder. The parties hereto consent to the jurisdiction of all courts of the State of New York and the venue of the courts located in the county in which the Escrow Agent is located to resolve all disputes pertaining to this Agreement and any ancillary agreements entered into in furtherance of the purposes hereof and agree that such jurisdiction shall be exclusive.

            9.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            9.3 This Agreement sets forth the entire agreement and understanding of the parties in respect to this escrow agreement and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

            9.4 This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other terms of this Agreement.

            9.5 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the game instrument.

            9.6 This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

            9.7 The Escrow Agent shall have the right to withhold an amount equal to the amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall


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reasonably  believe may be incurred by the Escrow Agent in  connection  with the termination of this Agreement.

      10. Representation of the Company. The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that Escrow Agent, by serving as Escrow Agent hereunder or otherwise, has investigated the desirability or a viability of investment in the Shares, of has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgment that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

      11. Fees. Upon execution of this Agreement, the Company will pay the Escrow Agent fees outlined in Schedule 1 attached hereto,

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Dealer-Manager:

ICON Securities Corp.

By:  ________________________
     Thomas W. Martin
     Executive Vice President


Company:

ICON Income Fund Ten, LLC,
a Delaware limited liability company

By: ICON Capital Corp.
    Its Manager

    By: ________________________
        Thomas W. Martin
        Executive Vice President


Escrow Agent:

The Chase Manhattan Bank

By: _________________________
    Name: ___________________
    Title: ___________________


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                                   Schedule 1

                                Escrow Agent Fees

            $_________ per annum without proration for partial years.

                                   Schedule 2

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions

If to Company:

Name                                           Telephone Number
----                                           ----------------

1. Beaufort J. B. Clarke                        (212) 418-4700
2. Thomas W. Martin                             (212) 418-4700
3. Paul B. Weiss                                (212) 418-4700

If to Depositor-Agent:

Name
----

1.

2.

3.

Telephone call-backs shall be made to each of the Company and depositor-agent if joint instructions are required pursuant to the Agreement.